UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2022

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500
Houston,	Texas	77024
(Address of principal executive offices)		(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 30, 2022, Par Petroleum, LLC, a Delaware limited liability company (“Par Petroleum”), Par Hawaii, LLC, a Delaware limited liability company (“Par Hawaii”), Hermes Consolidated, LLC, a Delaware limited liability company d/b/a Wyoming Refining Company (“Hermes”), and Wyoming Pipeline Company LLC, a Wyoming limited liability company (“WPC” and collectively with Par Petroleum, Par Hawaii, and Hermes, the “ABL Borrowers”), Par Pacific Holdings, Inc. (the “Company”), and certain wholly-owned direct or indirect subsidiaries of Par Petroleum as guarantors (the “ABL Guarantors”), entered into that certain Increase Agreement and Amendment (the “Increase Agreement”) with the incremental lender party thereto (the “Incremental Lender”), the other lenders party thereto, and Bank of America, N.A., as administrative agent (“BofA”), which amended the Amended and Restated Loan and Security Agreement dated as of February 2, 2022 (as amended from time to time, the “ABL Loan Agreement”), by and among the ABL Borrowers, the ABL Guarantors, the financial institutions party thereto, as lenders (collectively, the “Lenders”), and BofA.

Pursuant to the Increase Agreement, which was entered into pursuant to the ABL Borrowers’ exercise of the accordion feature of the ABL Loan Agreement, the Incremental Lender committed to provide an incremental commitment in the amount of $37,500,000, which increased the aggregate revolving commitments under the ABL Loan Agreement from $105,000,000 to $142,500,000.

Immediately after giving effect to the transactions under the Increase Agreement on the closing date, the ABL Borrowers had $81,249,990 million of outstanding borrowings and $46,502,626 million of undrawn availability under the ABL Loan Agreement. Furthermore, the available increase in the aggregate revolving commitments under the accordion feature of the ABL Loan Agreement, after giving effect to the transactions under the Increase Agreement, shall be $12,500,000, subject to certain limitations and conditions.

Under the terms of the Increase Agreement, the ABL Loan Agreement was amended such that (i) any modification to the pro rata treatment among the Lenders, or (ii) any subordination of all or substantially all of the collateral, requires the prior consent of all Lenders under the ABL Loan Agreement.

The foregoing description of the Increase Agreement is qualified in its entirety by reference to the Increase Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Increase Agreement and Amendment dated as of March 30, 2022, among Par Petroleum, LLC, Par Hawaii, LLC, Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, Par Pacific Holdings, Inc., the guarantors party thereto, the incremental lender party thereto, the other lenders party thereto, and Bank of America, N.A., as administrative agent.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated:	April 1, 2022	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President, General Counsel, and Secretary

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